EXHIBIT 99.1
Complete Production Services, Inc. First Quarter
Earnings Increase 76%
HOUSTON, April 25, 2007 (Business Wire) – Complete Production Services, Inc. today reported a 76% increase in 2007 first quarter income from continuing operations to $47.4 million, or $0.65 per diluted share, compared with income from continuing operations of $26.9 million, or $0.46 per diluted share, for the first quarter of 2006. Operating income for the quarter increased to $92.2 million, an increase of 68% over the prior year quarter resulting in operating profit margins of 22.7% of revenue, compared to 20.9% in the first quarter of 2006. Revenue for the quarter was $407.1 million, up 55% over the first quarter of 2006.
“We are very pleased to report outstanding results for the first quarter of 2007,” commented Joe Winkler, Chairman and Chief Executive Officer of Complete. “Our growth significantly outpaced the 15% year over year growth in the US land rig count. This performance is reflective of successful execution and our strategy to be selectively positioned in basins which we believe will have the strongest activity levels.”
Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined below), totaled $121.2 million, up 72% over the prior year. Total company EBITDA margin increased to 29.8% primarily attributable to strong performance in the Completion and Production Services segment, partially offset by weaker margins in the Drilling Services and Product Sales segments.
Completion and Production Services revenue of $307.6 million for the quarter increased 60% over the same period in 2006 while EBITDA margins increased to 33.9%. “We continue to strategically invest in our Completion and Production Services segment through capital expenditures, and to a lesser extent thus far in 2007, through acquisitions,” noted Mr. Winkler. Drilling Services revenue was $58.4 million, up 33% versus the prior year with EBITDA margins of 30.9% and Product Sales revenue increased 56% to $41.0 million with EBITDA margins of 12.6%.
“Our team continues to evaluate market conditions and believes the long-term fundamentals for natural gas in North America, particularly in our key operating areas, remain positive,” commented Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional gas plays in North America that it believes have the highest potential for long-term growth.

Conference Call
Complete will hold a conference call to discuss first quarter 2007 results on Thursday, April 26 at 11:00 a.m. Central Time. To participate in the live conference call, dial (866) 831-6234 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 48359110. The conference call will be available for replay beginning at 2:00 p.m., April 26, 2007, and will be available until May 2, 2007. To access the conference call replay, please call (888) 286-8010 and use the passcode: 4913302. The call is also being webcast and can be accessed at our website at www.completeproduction.com
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com
or
Jose Bayardo
Vice President, Corporate Development and Investor Relations
281-372-2325
jbayardo@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2007 and 2006
(in thousands except per share data)

	Quarter Ended
	March 31,
	2007	2006
	(unaudited)	(unaudited)
Revenue:
Services	$366,035	$235,119
Products	41,032	27,227

	407,067	262,346

Cost of services	203,513	135,511
Cost of products	31,811	19,883
General and administrative expense	50,570	36,446
Depreciation and amortization	28,970	15,607

	314,864	207,447

Operating income	92,203	54,899

Interest expense	15,625	10,682
Interest income	(212)	(7)

Income from continuing operations before minority interest and taxes	76,790	44,224

Minority interest, net of tax	261	305

Income from continuing operations before taxes	76,529	43,919

Tax provision	29,179	17,004

Income from continuing operations	47,350	26,915

Income from discontinued operations (net of tax)	—	1,198

Net income	$47,350	$28,113

Basic earnings per share:
Continuing Operations	$0.66	$0.49
Discontinued Operations	$—	$0.02

	$0.66	$0.51

Diluted earnings per share:
Continuing Operations	$0.65	$0.46
Discontinued Operations	$—	$0.02

	$0.65	$0.48

Weighted average shares outstanding:
Basic	71,503	55,601
Diluted	73,021	58,783

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2007 and December 31, 2006
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)	(unaudited)
Assets:
Current assets	$429,121	$390,640
Property, plant and equipment, net	847,988	771,703
Goodwill	556,685	552,671
Other long-term assets	26,602	25,310

Total assets	1,860,396	1,740,324

Liabilities and Stockholders’ Equity:
Current liabilities	187,311	161,405
Long-term debt	786,170	750,577
Long-term deferred tax liabilities	96,933	90,805
Minority interest	2,609	2,316

Total liabilities and minority interest	1,073,023	1,005,103

Common stock	717	714
Treasury stock	(202)	(202)
Additional paid-in capital	567,049	563,006
Retained earnings	203,321	155,971
Cumulative translation adjustment	16,488	15,732

Total stockholders’ equity	787,373	735,221

Total liabilities and stockholders’ equity	$1,860,396	$1,740,324

Cash Flow Data
For the Three Months Ended March 31, 2007
(in thousands)

March 31,
2007
(unaudited)
Cash flows provide by/(used for):
Operating activities	$85,194
Investing activities:
Capital expenditures	$(99,902)
Other investing activities	$(10,540)
Financing activities	$25,702

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended March 31, 2007 and 2006 and December 31, 2006
(in thousands)

	Quarter Ended
	March 31,	March 31,	December 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$307,639	$192,021	$269,041
Drilling services	58,396	44,030	62,177
Products	41,032	26,295	32,290

Total revenues	$407,067	$262,346	$363,508

EBITDA: (1)
Completion and production services	$104,162	$54,602	$80,705
Drilling services	18,068	16,020	23,176
Products	5,157	3,816	6,257
Corporate and other	(6,214)	(3,932)	(7,443)

Total EBITDA	$121,173	$70,506	$102,695

EBITDA as a % of Revenue:
Completion and production services	33.9%	28.4%	30.0%
Drilling services	30.9%	36.4%	37.3%
Products	12.6%	14.5%	19.4%
Total	29.8%	26.9%	28.3%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the most Comparable GAAP Measure
For the Quarters Ended March 31, 2007 and 2006 and December 31, 2006
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended March 31, 2007:
EBITDA	$104,162	$18,068	$5,157	$(6,214)	$121,173
Depreciation & amortization	24,284	3,635	678	373	28,970

Operating Income (loss)	$79,878	$14,433	$4,479	$(6,587)	$92,203

Quarter Ended March 31, 2006:
EBITDA	$54,602	$16,020	$3,816	$(3,932)	$70,506
Depreciation & amortization	12,834	2,018	383	372	15,607

Operating Income (loss)	$41,768	$14,002	$3,433	$(4,304)	$54,899

Quarter Ended December 31, 2006:
EBITDA	$80,705	$23,176	$6,257	$(7,443)	$102,695
Depreciation & amortization	21,694	3,439	430	291	25,854
Write-off of deferred financing costs	—	—	—	(170)	(170)

Operating Income (loss)	$59,011	$19,737	$5,827	$(7,564)	$77,011